UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2005

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ARCH CHEMICALS, INC.
(Exact name of registrant as specified in its charter)
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Virginia	1-14601	06-1526315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Merritt 7, Norwalk, CT	06851
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (203) 229-2900

(N/A)
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

At a meeting of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Arch Chemicals, Inc. (the “Company”) held on February 9, 2005, the Committee established for 2005 the bonus amounts, performance measures, financial targets and weightings of the performance measures to be utilized in determining the annual bonus for the officers. The financial performance measures selected for 2005 are earnings per share and cash flow. Each financial target requires a minimum financial threshold to be met for the portion of the bonus that is based on that target to be earned, with higher financial performance resulting in a higher percentage (up to 200%) of the bonus amount tied to that target being earned. The portion of the bonus based on financial performance measures vests at the end of the fiscal year if it is subsequently determined that the financial targets were satisfied. In addition, all executive officers are also eligible to receive a bonus based upon achievement of certain personal qualitative objectives. The Committee may adjust the bonus payouts and targets in the event of unusual or non-recurring events, such as the purchase or sale of a particular business. The Chief Executive Officer’s bonus that is based on financial targets is subject to the approval of his annual bonus plan at the 2005 Annual Shareholders Meeting for Internal Revenue Code Section 162(m) purposes.

On February 9, 2005, the Board amended the Arch Chemicals, Inc. 1999 Long Term Incentive Plan (“LTIP”) and the Committee amended the Senior Management Incentive Compensation Plan for awards granted for 2005 and later. The amendments provide, among other things, for the use of additional financial measures that may be used for performance-based awards. These additional measures include EBITDA, EBITDA margins, operating cash flow, operating income, operating margins, return on net assets, working capital and working capital as a percent of net sales.

Also on February 9, 2005, the Committee set performance goals for performance share units and performance share retention units under, and subject to, the LTIP. The performance share units pay out in cash if a certain Return on Equity (“ROE”) is met for the second or third calendar year of the three-year performance period. The performance share retention units are similar to the performance share units except if no payout results due to the failure to reach the minimum required ROE target by the end of the three-year period, the units will payout following 2010 if the executive is still employed by the Company at that time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2005

ARCH CHEMICALS, INC.

By:	/s/ Louis S. Massimo
Name:	Louis S. Massimo
Title:	Executive Vice President and Chief Financial Officer

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